As filed with the Securities and Exchange Commission on September __, 2008

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUNTINGTON BANCSHARES INCORPORATED
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	31-0724920 (I.R.S. Employer Identification No.)
Huntington Center
41 South High Street
Columbus, Ohio 43287
(Address, including zip code, of principal executive offices)

Huntington Investment and Tax Savings Plan
(Full title of the Plan)

Richard A. Cheap, Esq.
General Counsel and Secretary
Huntington Bancshares Incorporated
Huntington Center
41 South High Street
Columbus, Ohio 43287
614/480-8300
(Name, address, and telephone number,
including area code, of agent for service)
Copies of Correspondence to:
Mary Beth M. Clary, Esq.
Erin F. Siegfried, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Calculation of Registration Fee

			Proposed
		Proposed	Maximum
	Amount to be	Maximum	Aggregate	Amount of
	Registered	Offering Price	Offering Price	Registration
Title of Securities to be registered	(1)(2)	Per Share (3)	(3)	Fee
Common Stock, $0.01 par value, to be issued under the Huntington Investment and Tax Savings Plan	25,000,000	$8.345	$208,625,000	$8,199

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that become issuable under the Huntington Investment and Tax Savings Plan by reason of any future stock dividends, stock splits or similar transactions.

(2)	In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Huntington Investment and Tax Savings Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, based upon the average of the high and low sales prices of our Common Stock as reported on the Nasdaq Global Select Market as of September 15, 2008.

INTRODUCTION
     A total of 8,719,402 shares of our common stock were registered in connection with the Huntington Investment and Tax Savings Plan (formerly known as the Huntington Stock Purchase and Tax Savings Plan) by Form S-8 Registration Statement, Registration No. 33-46327 (the “1992 Form S-8”). We are registering additional shares of common stock for issuance under the Huntington Investment and Tax Savings Plan. The contents of the 1992 Form S-8 are incorporated herein by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information concerning the Plan specified in Part I will be sent or given to Plan participants as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents By Reference.
     The following documents previously filed by us with the SEC are incorporated by reference:
1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

2.	Annual Report on Form 11-K for the fiscal year ended December 31, 2007 for the Huntington Investment and Tax Savings Plan;

3.	Proxy Statement dated March 6, 2008, in connection with our 2008 Annual Meeting of Shareholders;

4.	Quarterly Report on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008; and

5.	Current Reports on Form 8-K filed on January 3, 2008, January 17, 2008, January 22, 2008, February 28, 2008, March 4, 2008, March 6, 2008, March 7, 2008, April 16, 2008, April 22, 2008 (2 reports), May 6, 2008 (2 reports), May 8, 2008, June 20 2008, July 17, 2008, July 22, 2008, August 1, 2008 and August 18, 2008, to report annual and/or quarterly earnings and certain other developments disclosed therein.

We also incorporate by reference any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment which indicates that all of the securities offered by the prospectus have been sold or which deregisters all securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.
Signatures
     Pursuant to the requirements of the Securities Act of 1933, Huntington Bancshares Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on September 17, 2008.

HUNTINGTON BANCSHARES INCORPORATED
By	/s/ Richard A. Cheap
Richard A. Cheap, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, the trustee of the Huntington Investment and Tax Savings Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on September 17, 2008.

THE HUNTINGTON NATIONAL BANK
By	/s/ Kathleen Chapin
Kathleen Chapin, Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title		Date

/s/ Thomas E. Hoaglin* Thomas E. Hoaglin	Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer)	) ) )

/s/ Donald R. Kimble* Donald R. Kimble	Chief Financial Officer, Executive Vice President, and Treasurer (Principal Financial Officer)	) ) )

/s/ Thomas P. Reed* Thomas P. Reed	Senior Vice President and Controller (Principal Accounting Officer)	) )

Signature	Title		Date

/s/ Raymond J. Biggs* Raymond J. Biggs	Director	) )

/s/ Don M. Casto, III* Don M. Casto, III	Director	) )	September 17, 2008

/s/ Michael J. Endres* Michael J. Endres	Director	) )

/s/ Marylouise Fennell* Marylouise Fennell	Director	) )

/s/ John B. Gerlach, Jr.* John B. Gerlach, Jr.	Director	) )

/s/ D. James Hilliker* D. James Hilliker	Director	) )

/s/ David P. Lauer* David P. Lauer	Director	) )

/s/ Jonathan A. Levy* Jonathan A. Levy	Director	) )

/s/ Wm. J. Lhota* Wm. J. Lhota	Director	) )

/s/ Gene E. Little* Gene E. Little	Director	) )

/s/ Gerard P. Mastroianni* Gerard P. Mastroianni	Director	) )

/s/ David L. Porteous* David L. Porteous	Director	) )

/s/ Kathleen H. Ransier* Kathleen H. Ransier	Director	) ) )

*By:	/s/ Richard A. Cheap Richard A. Cheap, attorney-in-fact
for each of the persons indicated

Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
Huntington Bancshares Incorporated
EXHIBITS

EXHIBIT INDEX

Exhibit	Exhibit
Number	Description

4(a)*	Huntington Investment and Tax Savings Plan, as amended by a First Amendment, a Second Amendment, a Third Amendment, a Fourth Amendment, and a Fifth Amendment.

4(b)	Articles V, VIII and X of Articles of Restatement of Charter, as amended and supplemented — previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993 and Exhibit 3(i)(c) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, and incorporated herein by reference. Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

5*	Opinion of Porter, Wright, Morris & Arthur LLP regarding the legality of the Common Stock being registered pursuant hereto.

23(a)*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)*	Consent of Deloitte & Touche LLP.

24*	Power of Attorney.

*	Filed herewith.